Exhibit 99.1

HCI Group Reports Second Quarter 2024 Results

Pre-Tax Income of $76 million

Diluted EPS of $4.24

Gross Loss Ratio of 29.7%

Tampa, Fla. – August 8, 2024 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported pre-tax income of $76.0 million and net income of $57.1 million in the second quarter of 2024. Net income after noncontrolling interests was $54.1 million compared with $12.4 million in the second quarter of 2023. Diluted earnings per share were $4.24 in the second quarter of 2024, compared with $1.28 diluted earnings per share, in the second quarter of 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the second quarter of 2024 was $56.7 million, or $4.21 diluted earnings per share compared with adjusted net income of $14.2 million, or $1.22 diluted earnings per share, in the second quarter of 2023. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“In the second quarter, HCI Group delivered another quarter of solid profitability driven by strong underwriting execution,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “The results highlight the power of our technology. In future periods, we plan not only to replicate this success but also to explore new ways to exploit our technology and capitalize on new opportunities.”

Second Quarter 2024 Commentary

Consolidated gross premiums earned in the second quarter increased to $263.6 million from $181.9 million in the second quarter of 2023 driven primarily by growth in Florida, including the assumption of policies from Citizens.

Premiums ceded for reinsurance in the second quarter were $76.7 million compared with $66.4 million in the second quarter of 2023. Premiums ceded represented 29.1% of gross premiums earned in the second quarter of 2024 compared with 36.5% in the second quarter of 2023.

Net investment income in the second quarter was $16.9 million compared with $8.8 million in the second quarter of 2023. The $8.1 million increase was primarily attributable to an increase in interest income from cash, cash equivalents, available-for-sale securities, and an increase in income from real estate investments.

Losses and loss adjustment expenses in the second quarter were $78.3 million compared with $61.9 million in the second quarter of 2023. The gross loss ratio in the second quarter was 29.7% compared to 34.0% in the second quarter of 2023. The decline in the gross loss ratio was driven primarily by the continued decline of claims and litigation frequency in Florida.

Policy acquisition and other underwriting expenses in the second quarter were $23.5 million compared with $22.6 million in the second quarter of 2023, representing 8.9% of gross premiums earned in the second quarter of 2024 compared with 12.4% in the second quarter of 2023.

General and administrative personnel expenses in the second quarter increased to $17.5 million from $14.3 million in the second quarter of 2023. General and administrative personnel expenses represented 6.6% of gross premiums earned in the second quarter of 2024 down from 7.8% in the second quarter of 2023.

Year-to-Date 2024 Results

For the six months ended June 30, 2024, the company reported pre-tax income of $153.5 million and net income of $114.1 million. Net income after noncontrolling interests was $101.7 million compared with $27.8 million for the first six months ended June 30, 2023. Diluted earnings per share were $8.04 for the first six months ended June 30, 2024, compared with $2.81 diluted earnings per share, for the six months ended June 30, 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the six-month period was $111.7 million, or $7.86 diluted earnings per share compared with adjusted net income of $31.6 million, or $2.72 diluted earnings per share, in the same period of 2023. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned for the six months of 2024 increased to $520.2 million from $362.0 million in the same period of 2023 driven primarily by growth in Florida, including the assumption of policies from Citizens.

Premiums ceded for reinsurance for the six months of 2024 were $144.8 million compared with $136.9 million for the six months of 2023. Premiums ceded represented 27.8% of gross premiums earned for the six months of 2024 compared with 37.8% in the six months of 2023.

Net investment income for the six months of 2024 was $30.9 million compared with $26.5 million for the six months of 2023. The increase was primarily attributable to an increase in interest income from cash, cash equivalents, and available-for-sale securities, offset by a decrease in income from real estate investments.

Losses and loss adjustment expenses for the six months of 2024 were $158.2 million compared with $122.5 million for the six months of 2023. The gross loss ratio decreased to 30.4% compared to 33.8% for the six months ended June 30, 2023. The decline in the gross loss ratio was driven primarily by the continued decline of claims and litigation frequency in Florida.

Policy acquisition and other underwriting expenses for the six months of 2024 were $45.6 million compared with $45.3 million for the six months of 2023, representing 8.8% of gross premiums earned in the six months of 2024 compared with 12.5% in the six months of 2023.

General and administrative personnel expenses for the six months of 2024 increased to $33.7 million from $27.8 million for the six months of 2023. General and administrative personnel expenses represented 6.5% of gross premiums earned in the six months of 2024 down from 7.7% in the six months of 2023.

Conference Call

HCI Group will hold a conference call later today, August 8, 2024, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 357144

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through August 8, 2025.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 50883

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q2 2024	Q2 2023
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$191,775	$140,544
TypTap Insurance Company	79,093	39,438
Condo Owners Reciprocal Exchange	36,034	-
Total Gross Written Premiums	306,902	179,982

Gross Premiums Earned:
Homeowners Choice	143,703	96,875
TypTap Insurance Company	107,055	85,071
Condo Owners Reciprocal Exchange	12,803	-
Total Gross Premiums Earned	263,561	181,946

Gross Premiums Earned Loss Ratio	29.7%	34.0%

Per Share Metrics
GAAP Diluted EPS	$4.24	$1.28
Non-GAAP Adjusted Diluted EPS	$4.21	$1.22

Dividends per share	$0.40	$0.40

Book value per share at the end of period	$42.72	$21.92

Shares outstanding at the end of period	10,472,741	8,594,764

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $643,892 and $387,687, respectively and allowance for credit losses: $0 and $0, respectively)	$640,242	$383,238
Equity securities, at fair value (cost: $49,192 and $44,011, respectively)	53,886	45,537
Limited partnership investments	21,856	23,583
Real estate investments	73,507	67,893
Total investments	789,491	520,251

Cash and cash equivalents	445,829	536,478
Restricted cash	3,303	3,287
Receivable from maturities of fixed-maturity securities	500	91,085
Accrued interest and dividends receivable	7,067	3,507
Income taxes receivable	2,820	—
Deferred income taxes, net	—	512
Premiums receivable, net (allowance: $4,321 and $3,152, respectively)	58,114	38,037
Assumed premium receivable	7,562	19,954
Prepaid reinsurance premiums	123,955	86,232
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	23,367	19,690
Unpaid losses and loss adjustment expenses (allowance: $66 and $118, respectively)	279,795	330,604
Deferred policy acquisition costs	52,564	42,910
Property and equipment, net	29,449	29,251
Right-of-use-assets - operating leases	1,296	1,407
Intangible assets, net	6,432	7,659
Funds withheld for assumed business	14,353	30,087
Other assets	65,484	50,365

Total assets	$1,911,381	$1,811,316

Liabilities and Equity
Losses and loss adjustment expenses	$571,646	$585,073
Unearned premiums	542,839	501,157
Advance premiums	24,119	15,895
Reinsurance payable on paid losses and loss adjustment expenses	—	3,145
Ceded reinsurance premiums payable	7,950	8,921
Assumed premiums payable	—	850
Accrued expenses	27,860	19,722
Income tax payable	8,962	7,702
Deferred income taxes, net	4,328	—
Revolving credit facility	48,000	—
Long-term debt	184,912	208,495
Lease liabilities - operating leases	1,305	1,408
Other liabilities	35,426	35,623

Total liabilities	1,457,347	1,387,991

Commitments and contingencies
Redeemable noncontrolling interest	791	96,160

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,472,741 and 9,738,183 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	117,968	89,568
Retained income	331,960	238,438
Accumulated other comprehensive loss, net of taxes	(2,579)	(3,163)
Total stockholders' equity	447,349	324,843
Noncontrolling interests	5,894	2,322
Total equity	453,243	327,165

Total liabilities, redeemable noncontrolling interest, and equity	$1,911,381	$1,811,316

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue

Gross premiums earned	$263,561	$181,946	$520,205	$362,014
Premiums ceded	(76,713)	(66,390)	(144,819)	(136,899)

Net premiums earned	186,848	115,556	375,386	225,115

Net investment income	16,881	8,794	30,948	26,509
Net realized investment gains (losses)	221	(230)	212	(1,379)
Net unrealized investment gains	533	897	3,168	1,426
Policy fee income	1,089	1,469	2,108	2,559
Other	682	841	1,037	2,126

Total revenue	206,254	127,327	412,859	256,356

Expenses

Losses and loss adjustment expenses	78,324	61,890	158,246	122,455
Policy acquisition and other underwriting expenses	23,452	22,618	45,591	45,338
General and administrative personnel expenses	17,471	14,272	33,745	27,774
Interest expense	3,452	2,667	6,601	5,468
Other operating expenses	7,520	5,614	15,220	11,919

Total expenses	130,219	107,061	259,403	212,954

Income before income taxes	76,026	20,266	153,456	43,402

Income tax expense	18,927	5,384	39,401	10,727

Net income	$57,099	$14,882	$114,055	$32,675
Net income attributable to redeemable noncontrolling interests	—	(2,337)	(10,149)	(4,661)
Net income attributable to noncontrolling interests	(3,023)	(102)	(2,219)	(233)

Net income after noncontrolling interests	$54,076	$12,443	$101,687	$27,781

Basic earnings per share	$5.18	$1.45	$9.95	$3.23

Diluted earnings per share	$4.24	$1.28	$8.04	$2.81

Dividends per share	$0.40	$0.40	$0.80	$0.80

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Six Months Ended
GAAP	June 30, 2024			June 30, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$57,099			$114,055
Less: Net income attributable to redeemable noncontrolling interest	—			(10,149)
Less: Net income attributable to noncontrolling interests	(3,023)			(2,219)
Net income attributable to HCI	54,076			101,687
Less: Income attributable to participating securities	(2,052)			(3,243)
Basic Earnings Per Share:
Income allocated to common stockholders	52,024	10,041	$5.18	98,444	9,897	$9.95

Effect of Dilutive Securities:
Stock options	—	298		—	290
Convertible senior notes	1,753	2,142		3,393	2,212
Warrants	—	215		—	262

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$53,777	12,696	$4.24	$101,837	12,661	$8.04

(a) Shares in thousands.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Six Months Ended
	June 30, 2024	June 30, 2024
GAAP Net income	$57,099	$114,055
Net unrealized investment gains	$(533)	$(3,168)
Less: Tax effect at 25.041%	$133	$793
Net adjustment to Net income	$(400)	$(2,375)
Non-GAAP Adjusted Net income	$56,699	$111,680

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Six Months Ended
Non-GAAP	June 30, 2024			June 30, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$56,699			$111,680
Less: Net income attributable to redeemable noncontrolling interest	-			$(10,149)
Less: Net loss (income) attributable to noncontrolling interests	(3,018)			(2,206)
Net income attributable to HCI	53,681			99,325
Less: Income attributable to participating securities	(2,037)			(3,168)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	51,644	10,041	$5.14	96,157	9,897	$9.72

Effect of Dilutive Securities:
Stock options	—	298		—	290
Convertible senior notes	1,753	2,142		3,393	2,212
Warrants	—	215		—	262

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$53,397	12,696	$4.21	$99,550	12,661	$7.86

(a) Shares in thousands.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Six Months Ended
	June 30, 2024	June 30, 2024
GAAP diluted Earnings Per Share	$4.24	$8.04
Net unrealized investment gains	$(0.04)	$(0.25)
Less: Tax effect at 25.041%	$0.01	$0.07
Net adjustment to GAAP diluted EPS	$(0.03)	$(0.18)
Non-GAAP Adjusted diluted EPS	$4.21	$7.86